As filed with the Securities and Exchange Commission on May 9, 2019
Registration No. 333- _____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Century Communities, Inc.
(Exact name of registrant as specified in its charter)

Delaware	68-0521411
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8390 East Crescent Parkway, Suite 650
Greenwood Village, Colorado 80111
(303) 770-8300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Century Communities, Inc. Amended and Restated
2017 Omnibus Incentive Plan
(Full title of the plan)

Dale Francescon
Chairman of the Board and Co-Chief Executive Officer
Century Communities, Inc.
8390 East Crescent Parkway, Suite 650
Greenwood Village, Colorado 80111
(303) 770-8300
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies requested to:
Amy E. Culbert, Esq.
Fox Rothschild LLP
222 South Ninth Street, Suite 2000
Minneapolis, Minnesota  55402-3338
(612) 607-7287

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	1,631,000 shares	$27.90	$45,504,900	$5,519.20

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of the registrant’s common stock that become issuable under the Century Communities, Inc. Amended and Restated 2017 Omnibus Incentive Plan, by reason of any recapitalization, stock split, stock dividend or other similar transaction effected without receipt of consideration where the registrant’s outstanding shares of common stock are increased, converted or exchanged.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee and calculated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act on the basis of the average of the high and low sales prices of the registrant’s common stock, as reported by the New York Stock Exchange on May 7, 2019.

EXPLANATORY NOTE

Century Communities, Inc. (the “Registrant” or the “Company”) has filed this Registration Statement on Form S-8 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 1,631,000 shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), issuable pursuant to awards under the Century Communities, Inc. Amended and Restated 2017 Omnibus Incentive Plan (the “Amended Plan”).  On May 10, 2017, the Company filed a Registration Statement on Form S-8 (File No. 333-217851) (the “Existing Form S-8”) to register (i) 850,000 shares of Common Stock issuable pursuant to awards under the Century Communities, Inc. 2017 Omnibus Incentive Plan (the “2017 Plan” and together with the Amended Plan, the “Plan”); (ii) 575,984 shares of Common Stock remaining available for issuance under the Century Communities, Inc. First Amended & Restated 2013 Long-Term Incentive Plan (the “2013 Plan”) and not subject to outstanding awards under the 2013 Plan as of May 10, 2017, the initial effective date of the 2017 Plan (the “Initial Effective Date”), which became available for grant under the Plan; (iii) 690,182 shares of Common Stock subject to awards outstanding under the 2013 Plan as of Initial Effective Date, but only to the extent such awards are forfeited, cancelled, expire, or otherwise terminate without the issuance of such shares of Common Stock after the Initial Effective Date; and (iv) such indeterminate number of shares as may become available under the Plan as a result of the adjustment provisions thereof.

Pursuant to General Instruction E to Form S-8, the contents of the Existing Form S-8 are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the Existing Form S-8 are presented herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Company hereby incorporates by reference into this Registration Statement the following documents which have been previously filed (not furnished) with the Commission:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (File No. 001-36491);

(b)	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019 (File No. 001-36491);

(c)	The Company’s Current Reports on Form 8-K filed on February 15, 2019, May 9, 2019 (relating to Items 8.01 and 9.01) and May 9, 2019 (relating to Items 5.02, 5.07 and 9.01) (File No. 001-36491); and

(d)
The description of the Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description (File No. 001-36491).

In addition, all other documents filed (not furnished) by the Company pursuant to Section 13(a), Section 13(c), Section 14 or Section 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part of this Registration Statement from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished to and not filed with the Commission in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement:

Exhibit No.	Description

3.1
Certificate of Incorporation of Century Communities, Inc., as amended (Incorporated by reference herein from Exhibit 3.1 to the initial filing of the Registrant’s Registration Statement on Form S-1 previously filed with the Commission on May 5, 2014)

3.2
Bylaws of Century Communities, Inc. (Incorporated by reference herein from Exhibit 3.2 to the initial filing of the Registrant’s Registration Statement on Form S-1 previously filed with the Commission on May 5, 2014)

3.3
Amendment to the Bylaws of Century Communities, Inc., adopted and effective on April 10, 2017 (Incorporated by reference herein from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K previously filed with the Commission on April 11, 2017)

4.1
Specimen Common Stock Certificate of Century Communities, Inc. (Incorporated by reference herein from Exhibit 4.1 to the initial filing of the Registrant’s Registration Statement on Form S-1 previously filed with the Commission on May 5, 2014)

5.1	Opinion of Fox Rothschild LLP regarding the validity of the shares of common stock being registered (Filed herewith)

23.1	Consent of Ernst & Young LLP (Filed herewith)

23.2	Consent of Fox Rothschild LLP (Included within the opinion filed as Exhibit 5.1)

24.1	Power of Attorney (Included on signature page to this Registration Statement)

99.1
Century Communities, Inc. Amended and Restated 2017 Omnibus Incentive Plan (Incorporated by reference herein from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K previously filed with the Commission on May 9, 2019)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on May 9, 2019.

CENTURY COMMUNITIES, INC.

By:	/s/ Dale Francescon
Dale Francescon
Chairman of the Board and Co-Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dale Francescon, Robert J. Francescon and David L. Messenger, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution for him in any and all capacities, to sign (i) any and all amendments (including post-effective amendments) to this Registration Statement and (ii) any registration statement or post-effective amendment thereto to be filed with the U.S. Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dale Francescon	Chairman of the Board and Co-Chief Executive Officer (Co-Principal Executive Officer)	May 9, 2019
Dale Francescon

/s/ Robert J. Francescon	Co-Chief Executive Officer, President and Director (Co-Principal Executive Officer)	May 9, 2019
Robert J. Francescon

/s/ David L. Messenger	Chief Financial Officer (Principal Financial Officer)	May 9, 2019
David L. Messenger

/s/ J. Scott Dixon	Principal Accounting Officer	May 9, 2019
J. Scott Dixon

/s/ James M. Lippman	Director	May 9, 2019
James M. Lippman

/s/ Keith R. Guericke	Director	May 9, 2019
Keith R. Guericke

/s/ John P. Box	Director	May 9, 2019
John P. Box